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                                    FORM OF
                         CUSTODIAN SERVICES AGREEMENT

     This Agreement is made as of ___________ by and between _________________, a Maryland corporation/Massachusetts business trust (the "Fund") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank").
     The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PNC Bank to provide custodian services and PNC Bank wishes to furnish such services, either directly or through an affiliate or affiliates, as more fully described herein. In consideration of the premises and mutual covenants herein contained, the parties agree as follows:
     1.  Definitions.
          (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix, as such Appendix may be amended in writing by the Fund's Governing Board from time to time.
          (b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an








































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exchange registered with the SEC under the 1934 Act.

          (c) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.
          (d) "Governing Board". The term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.
          (e) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.
          (f) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.
          (g) "Securities and Commodities Laws". The term "Securities and Commodities Laws" shall mean the "1933 Act" which shall mean the Securities Act of 1933, the "1934 Act" which shall mean the Securities Exchange Act of 1934, the 1940 Act, and the "CEA" which shall mean the Commodities Exchange Act, as amended.
          (h) "Shares". The term "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.
          (i)  "Property".  The term "Property" shall mean:
               (i)  any and all securities and other investment











































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items which the Fund may from time to time deposit, or cause to be  deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;
              (ii) all income in respect of any of such securities or other investment items;
             (iii)  all proceeds  of the  sale of  any of  such securities  or investment items; and
              (iv)  all proceeds  of the  sale of  securities issued   by  the
                    Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.
          (j) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by one Authorized Person and received by PNC
Bank.   The  instructions  may be  delivered by  hand, mail,  tested telegram, cable, telex or facsimile sending device.
     2.  Appointment.   The Fund hereby appoints PNC Bank to provide custodian
services to the Fund, and PNC Bank accepts such appointment and agrees to furnish such services.
     3.  Delivery of Documents.   The Fund has provided or, where  applicable,
will provide PNC Bank with the following:
          (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PNC Bank or its affiliates to provide services;













































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          (b)   a  copy  of  the Fund's  most  recent  effective  registration statement;
          (c)  a copy of the Fund's advisory agreement or agreements;
          (d)  a copy of the Fund's distribution agreement or  agreements;
          (e)  a copy of the  Fund's administration agreements if PNC Bank  is
not providing the Fund with such services;                       (f)    copies
of any shareholder servicing agreements made in respect of the Fund; and
          (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.
     4.  Compliance with Government Rules and Regulations.       PNC      Bank
undertakes to  comply with all  applicable requirements of  the Securities and
Commodities  Laws  and  any  laws,   rules  and  regulations  of  governmental
authorities having jurisdiction with respect to all duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.
     5. Instructions. Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral and Written Instructions. PNC Bank shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any














































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Oral   or  Written  Instructions  received  hereunder   are  not  in  any  way
inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.
     The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.
     The Fund further agrees that PNC Bank shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.
     6.  Right to Receive Advice.
          (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral or Written Instructions, from the Fund.
          (b) Advice of Counsel. If PNC Bank shall be in doubt as to any questions of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PNC Bank, at the option of PNC Bank).












































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          (c)   Conflicting  Advice.   In  the  event  of a  conflict  between
directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.
          (d)  Protection  of PNC Bank.   PNC Bank shall  be protected in  any
action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.
     Nothing  in  this  paragraph shall  be  construed   so  as  to  impose an
obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.
     7. Records. The books and records pertaining to the Fund which are in the possession of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all time during PNC Bank's normal business hours. Upon the reasonable request of the













































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Fund, copies of any such  books and records shall be  provided by PNC Bank  to the Fund or to an Authorized Person of the Fund, at the Fund's expense.
     8. Confidentiality. PNC Bank agrees to keep confidential all records of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is
otherwise consented to, in  writing, by the Fund.   The Fund agrees that  such
consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required
to divulge.   The Fund  further agrees  that, should PNC  Bank be  required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank shall not be required to seek the Fund's consent prior to disclosing such information.
     9.   Cooperation with  Accountants.   PNC Bank shall  cooperate with  the
Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.
     10. Disaster Recovery. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is












































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available.    In  the event  of  equipment  failures, PNC  Bank  shall,  at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.
     11.  Compensation.   As compensation for custody services rendered by PNC
Bank during the term of this Agreement, the Fund will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.
     12. Indemnification. The Fund agrees to indemnify and hold harmless PNC Bank and its nominees from all taxes, charges, expenses, assessment, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PNC Bank takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or
Written Instructions.   Neither PNC Bank,  nor any of  its nominees, shall  be
indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.
     13. Responsibility of PNC Bank. PNC Bank shall be under no duty to take any action on behalf of the Fund except as












































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specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best effort, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be responsible for its own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, PNC Bank shall not be responsible for losses beyond its control, provided that PNC Bank has acted in accordance with the standard of care set forth above; and provided further that PNC Bank shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to the negligence of PNC Bank.
     Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
     Notwithstanding anything in this Agreement to the contrary, PNC Bank shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PNC Bank's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank.
     14.  Description of Services.
          (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the property owned by the Fund, including cash received as a result of the distribution of its Shares, during the period that
is set forth in  this Agreement.   PNC Bank will not  be responsible for  such
property until actual receipt.
          (b)   Receipt  and Disbursement  of  Money.   PNC Bank,  acting upon
Written Instructions, shall open and maintain separate account(s) in the Fund's name using all cash received from or for the account of the Fund,
subject  to  the  terms  of  this   Agreement.    In  addition,  upon  Written
Instructions, PNC Bank shall open separate custodial accounts for each separate series, class or portfolio of the Fund and shall hold in such account(s) all cash received from or for the accounts of the Fund specifically designated to each separate series, class or portfolio. PNC Bank shall make cash payments from or for the account of the Fund only for:













































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               (i)  purchases of  securities in the  name of  the Fund or  PNC
                    Bank or PNC Bank's nominee as provided in sub-paragraph j and for which PNC Bank has received a copy of the broker's
                    or   dealer's   confirmation   or   payee's  invoice,   as
                    appropriate;
              (ii)  purchase  or redemption of Shares of  the Fund   delivered
                    to PNC Bank;
             (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Fund;
              (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders,
                    an  amount   equal  to   the  amount   of  dividends   and
                    distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and
                    distributions   to   shareholders   in   accordance   with
                    procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and













































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the Fund's transfer agent;
               (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;
              (vi) payments of the amounts of dividends received with respect to securities sold short; payments made to a sub-custodian pursuant to provisions in sub-paragraph c of this Paragraph; and
            (viii) payments, upon Written Instructions made for other proper Fund purposes. PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.
          (c)  Receipt of Securities.
               (i) PNC Bank shall hold all securities received by it for the account of the Fund in a separate account that physically
                    segregates   such  securities from  those  of any  other
                    persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of













































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only   upon Written Instructions of  the Fund   pursuant to the terms  of this
Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Governing Board, authorizing the transaction. In no case may any member of the Fund's Governing Board, or any officer, employee or agent of the Fund withdraw any securities. At PNC Bank's own expense and for its own convenience, PNC Bank may enter into sub-custodian agreements with other banks or trust companies to perform duties described in
this sub-paragraph c.   Such  bank or  trust company shall  have an  aggregate
capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if
such bank or trust company is not a subsidiary or   affiliate of PNC Bank.  In
addition, such
bank or trust company must agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from PNC Bank's own (or any sub-custodian chosen by PNC Bank under the terms of this sub-paragraph c) acts or omissions, under the standards of care provided for herein.
          (d)   Transactions Requiring Instructions.   Upon receipt of Oral or
Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:
               (i)  deliver  any  securities  held for  the  Fund  against the receipt of payment for the sale of such securities;
              (ii)  execute and deliver to such persons as may  be  designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the
                    authority  of the Fund as owner of   any securities may be
                    exercised;
             (iii)  deliver  any securities  to the  issuer thereof,   or  its
                    agent, when such securities are
called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;
              (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;
               (v)  deliver  any  securities  held  for   the  Fund  to    any
                    protective  committee, reorganization  committee  or other
                    person   in   connection  with        the  reorganization,
                    refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of
                    deposit,  interim   receipts  or   other  instruments   or
                    documents  as  may  be  issued  to  it  to  evidence  such delivery;
              (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;
             (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided,
                    however,  that   securities  shall  be released  only upon
                    payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a
                    borrowing   already   made   subject   to   proper   prior
                    authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;
            (viii) release and deliver securities owned by the Fund in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection
                    with  such   repurchase  agreements,  but  only  upon  the
                    delivery of the securities;

              (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;
               (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and
              (xi) release and deliver or exchange securities owned by the Fund for other corporate purposes. PNC Bank must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d above.
     (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Governing Board approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings.

PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).
     To administer the Book-Entry System properly, the following provisions shall apply:
               (i)  With  respect  to   securities  of  the  Fund   which  are
                    maintained in the  Book-Entry system, established pursuant to this sub-paragraph  e hereof, the  records of PNC  Bank shall identify by Book-Entry or otherwise those securities belonging to the  Fund.  PNC Bank shall furnish the Fund a detailed statement of the Property held for the Fund under this Agreement at least monthly and from time  to time and upon written request.
              (ii)  Securities and  any cash  of the  Fund deposited   in  the
                    Book-Entry System  will at all  times be   segregated from
                    any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets  held in such  capacities.  PNC  Bank and its sub-custodian,  if  any,  will  pay  out money  only  upon receipt of  securities  and will  deliver securities  only upon the receipt of money.
             (iii)  All books and records maintained by PNC Bank
which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.
              (iv)  PNC  Bank will provide the Fund  with copies of any report obtained by PNC  Bank on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PNC Bank.  PNC Bank will also provide the
                    Fund  with  such reports  on  its own  system  of internal control as  the Fund may  reasonably request from  time to time.
          (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Fund; PNC Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s) of the Fund, PNC Bank, Book-Entry system or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. PNC Bank shall hold all such securities which are not held in the Book-Entry System in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.
          (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund then Written or Oral Instructions must designate the person(s) who owns such securities.
          (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:
               (i)  Collection of Income and Other Payments.
                    (A)  collect and  receive for the account of the Fund, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Fund's custodian account;
                    (B)  endorse and deposit  for collection,  in the name  of the Fund, checks, drafts, or other orders for the payment of money;
                    (C)  receive  and hold  for the  account of  the  Fund all securities received as a distribution on the Fund's portfolio securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to the Fund held by PNC Bank hereunder;
                    (D)  present for  payment and  collect the  amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                    (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.
              (ii)  Miscellaneous Transactions.
                    (A) PNC Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:
                         (1) for examination by a broker or dealer selling for the account of the Fund in accordance with street delivery custom;
                         (2) for the exchange of interim receipts or temporary securities for definitive securities; and
                         (3) for transfer of securities into the name of the Fund or PNC Bank or nominee of either, or for exchange of securities for a different number of bonds,certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PNC Bank.
                    (B) Unless and until PNC Bank receives Oral or Written Instructions to the contrary, PNC Bank shall:
                         (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;
                         (2) collect interest and cash dividends received, with notice to the Fund, to the Fund's account;
                         (3) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by PNC Bank; and
                         (4)  execute as agent on  behalf of         the  Fund
                              all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States

Treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.
          (i)  Segregated Accounts.
               (i) PNC Bank shall upon receipt of Written or Oral Instructions establish and maintain segregated account(s) on its records for and on behalf of the Fund. Such account(s) may be used to transfer cash and securities, including securities in the Book-Entry System:
                    (A)  for the  purposes of compliance by the  Fund with the
                         procedures  required   by  a  securities   or  option
                         exchange, providing  such procedures comply  with the
                         1940 Act and any releases of the SEC  relating to the
                         maintenance  of  segregated  accounts  by  registered
                         investment companies; and
                    (B)  Upon  receipt  of  Written  Instructions,  for  other proper corporate purposes.
              (ii) PNC Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Fund uses ("FCM Agreement"). Pursuant to an FCM Agreement, the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by PNC Bank in accounts ("FCM Account") subject to the disposition by the FCM involved in such contracts and in accordance with the customer contract between FCM and the Fund ("FCM Contract"), SEC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that:
                    (A)  a  customer agreement between  the FCM and   the Fund
                         has been entered into; and
                    (B)  the Fund  is in  compliance with  all  the rules  and regulations of the CFTC. Transfers of  initial margin
                         shall be made  into a FCM  Account only upon  Written
                         Instructions;  transfers  of  premium  and  variation
                         margin may  be made   into a FCM  Account pursuant to
                         Oral Instructions.
                         Transfers of funds from a FCM Account to  the FCM for
                         which PNC Bank holds such an
account may only occur upon certification by the FCM to PNC Bank that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give PNC Bank such instructions have been satisfied.
             (iii)  PNC  Bank  shall arrange  for  the establishment    of IRA
                    custodian accounts for such share- holders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code (including regulations), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.
          (j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment advisor(s) that specify:
               (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;
              (ii) the number of shares or the principal amount purchased and accrued interest, if any;
             (iii)  the date of purchase and settlement;
              (iv)  the purchase price per unit;

               (v)  the total amount payable upon such purchase; and
              (vi) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.
          (k) Sales of Securities. PNC Bank shall settle sold securities upon receipt of Oral or Written Instructions from the Fund that specify:
               (i) the name of the issuer and the title of the security, including CUSIP number if applicable;
              (ii) the number of shares or principal amount sold, and accrued interest, if any;
             (iii)  the date of trade, settlement and sale;
              (iv)  the sale price per unit;
               (v)  the total amount payable to the Fund upon such sale;
              (vi)  the name of the broker through whom or the
person to whom the sale was made; and
             (vii) the location to which the security must be delivered and delivery deadline, if any. PNC Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.
          (l)  Reports.
               (i)  PNC Bank shall furnish the Fund the following reports:
                    (A) such periodic and special reports as the Fund may reasonably request;
                    (B) a monthly statement summarizing all transactions and entries for the account of the Fund, listing the portfolio securities belonging to the Fund with the adjusted average cost of each issue and the market value at the end of such month, and stating the cash account of the Fund including disbursement;
                    (C) the reports to be furnished to the Fund pursuant to Rule 17f-4; and
                    (D) such other information as may be agreed upon from time to time between the Fund and PNC Bank.
              (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.
          (m) Collections. All collections of monies or other property, in respect, or which are to become part of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and telephonic demands thereto, and await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

     15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PNC Bank on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Fund to the Fund. It may deliver them to a bank or trust company of PNC Bank's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in the Fund's possession as security for the payment of such fees, compensation, costs and expenses.
     16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at PNC Bank's address: Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.
     17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom
enforcement of such change or waiver is sought.        18.   Delegation.   PNC
Bank  may  assign  its  rights  and  delegate  its  duties  hereunder  to  any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with PNC Bank to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the assignment, including (without limitation) the capabilities of the delegate.
     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which
together shall constitute one and the same instrument.      20.        Further
Actions.  Each party agrees to perform such
further acts and execute such further documents as are necessary to effectuate the purposes hereof.
     21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
     This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                              PNC BANK, NATIONAL ASSOCIATION


                              By:                                  Title:



                                   [NAME OF FUND]


                              By:                                       Title:

                          AUTHORIZED PERSONS APPENDIX


NAME (Type)                                  SIGNATURE